Exhibit 99.1

March 2, 2021

Fellow Shareholders,

We are excited to share fuboTV’s unaudited Q4 and full year 2020 financial results and recent business updates with you today. Building on a strong third quarter, fuboTV delivered a record fourth quarter exceeding for the first time $100 million in revenue. In addition, the company executed across all key performance indicators: revenue, average revenue per user (ARPU), advertising average revenue per user (ad ARPU), contribution margin and paid subscribers - exceeding our previously announced guidance.

Note: The Company states its key metrics on a year-over-year basis, given the seasonality of sports content. Unless otherwise stated, 2020 financials represent pro-forma fuboTV + FaceBank standalone and year-over-year comparisons refer to 2019 fuboTV pre-merger. U.S. GAAP 2020 as-reported financials include unaudited FaceBank pre-merger 1Q and FaceBank/fuboTV Q2, Q3 and Q4 financials.

2020 Highlights

●	Total revenue was up 83% YoY to $268.8 million
○	U.S. GAAP as-reported revenue was $217.7 million
●	Advertising revenue grew 133% YoY to $29.0 million
●	Subscription revenue increased 73% YoY to $230.7 million
●	Adjusted Contribution Margin was positive 10.1%[1], up from negative 3.1% in 2019
●	fuboTV reached 547,880 subscribers, up 73% YoY
●	Notably in 2H 2020, fuboTV grew by 261,754 net subscriber additions
●	Average Revenue Per User (ARPU) per month increased 17% YoY to $62.84
●	Annualized ARPU increased $109 to $754
●	Total content hours streamed grew 82% YoY to 544.9 million hours
●	Customers streamed 7.2 hours per day, up 11.8% YoY

1 Or 8.7% normalized from a one-time benefit in content expenses in July 2020.

Quarterly Highlights

Key Operating Metrics	4Q18	4Q19	4Q20	4Q YoY
Subscribers (thousands)	210	316	548	+73%
Content Hours Streamed (millions)	40	124	206	+66%
ARPU	$42.77	$59.14	$69.19	+17%
Advertising ARPU	$2.90	$5.59	$8.47	+52%
Adjusted Contribution Margin %	-4.0%	0.7%	11.7%	+1,110 bps

Guidance	1Q21	FY21
Revenue ($ in millions)	$101-$103	$460-$470
Subscribers (thousands)	520-530	760-770

Our Mission

Our mission is to provide the world’s most thrilling sports-first live TV experience with the greatest breadth of premium content, interactivity and integrated wagering. In 2021 and beyond, we are focused on bringing to life our vision of a streaming platform that transcends the industry’s current virtual MVPD model and experience.

Our Business Model

fuboTV possesses a compelling business model focused on effectively acquiring, engaging and monetizing users.

Acquire

Recent data shows that streaming services continue to replace cable in American households - 1.465 million customers cut the cord from traditional pay TV in the fourth quarter. fuboTV capitalized on this tailwind in 2020 with strong subscriber growth. Our total subscribers reached 547,880 for the first time. In the fourth quarter, we achieved net subscriber additions of 92,800, an increase of 237% year-over-year.

The strength of our Q4 net additions was driven by many factors, including our sports-first positioning, which differentiates fuboTV from other live TV streaming platforms. Aided by our carriage agreement with Disney Media Networks and ESPN, fuboTV has one of the strongest football offerings in the market and is the only live streaming TV platform with every NFL in-market game and every college conference network. As such, our acquisition strategy remains to leverage sports to acquire customers efficiently. Once on our platform, customers also engage with our leading news and entertainment content. It’s this broad mix of content - which includes 42 of the top 50 Nielsen-ranked networks, more than any other virtual MVPD (source: Nielsen Total Viewers, 2020) - that offers something for everyone in the household. fubo customers come for the sports and stay for the entertainment.

Engage

In 2020, our users (paid and trial) streamed over 544.9 million hours, an increase of 82% year-over-year, which is significant considering live sports were shut down for much of the spring and summer. We continue to invest in our proprietary data to surface relevant content for our subscribers and drive engagement. As a result, our active subscribers watched 7.2 hours per day, up from 6.4 hours in the previous year. Additionally, they watched 154 programs per month in 2020, up from 90 programs the previous year, as a result of fuboTV’s increasing content portfolio.

Monetize

fuboTV delivers significant value in a crowded market of streaming products, as reflected in our engagement metrics. We believe engagement leads to greater monetization opportunities. Our annual ARPU reached $754, a 17% increase year-over-year. We achieved this growth through pricing, sell-in of bundled products and advertising expansion. In 2020 we introduced premium networks Epix, Starz and TV5Monde, as well as several new content bundles. The popularity of our Cloud DVR continues to grow and, in 2020, we launched 250 hours (DVR 250) and 1,000 hours (DVR 1000) options. Going forward we will continue to iterate on packaging, designed to deliver value to customers, drive ARPU and expand margins.

Sports draws premium audiences, and advertisers are increasingly coming to fuboTV to reach highly engaged viewers. For full year 2020, we grew advertising ARPU to $81.76 on an annual basis, an increase of 54% year-over-year. This was driven by an increase in per-user engagement and investments in our advertising operations. fuboTV’s ad sales grew significantly in 2020, driven by direct sales and sponsorships, in addition to programmatic sales.

To further expand our targeting capabilities, we are working with the digital advertising industry to develop an open-source, interoperable identity solution. fuboTV recently joined with industry leaders such as The Trade Desk, Nielsen and others to participate in Unified ID 2.0, a new industry-wide approach to internet identity that preserves the value of relevant advertising, while putting user control and privacy at the forefront. The ID is an upgrade and an alternative to third-party cookies. fuboTV joined Unified ID 2.0 as its first CTV partner which will expand the industry initiative into fuboTV’s significant footprint on the big screen. We expect this to positively impact CPMs and attract a greater share of ad dollars in the long-term.

Wagering & Interactivity

We believe our expected expansion into wagering and interactivity will further differentiate us from our peers. Free-to-play predictive games mark the beginning of fuboTV’s innovative gaming roadmap. We believe it will enhance the sports streaming experience - while also providing a bridge between video and our sportsbook. We expect the integration of gaming with our expansive live sports coverage will create a flywheel that improves engagement and retention, as well as drives advertising revenue.

We’re excited to announce we’ve officially closed our acquisition of sports betting and interactive gaming company Vigtory, which allows us to accelerate the launch of our owned and operated sportsbook, fubo Sportsbook. We have secured our first market access deal for our sportsbook in Iowa through Casino Queen. We are also excited to announce agreements with Major League Baseball (MLB) and the National Basketball Association (NBA) to become an Authorized Gaming Operator of each league. These agreements will provide access to official data and include MLB and NBA league marks and logos within fubo Sportsbook once it is rolled out.

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The NBA identifications are the intellectual property of NBA Properties, Inc. ©2021 NBA Properties, Inc. All Rights Reserved.

We plan to launch free-to-play predictive games in the third quarter (first to fuboTV subscribers and later to all consumers) and our sportsbook in the fourth quarter. Ultimately, we intend to integrate fubo Sportsbook into fuboTV’s live TV streaming platform for a seamless viewing and wagering experience. Our platform provides unique customer opportunities that combine video streaming with wagering including cross marketing and promotion.

Detailed Q4 and Full Year Financials

Our key metrics should be considered on a year-over-year basis given the seasonality of sports content. The legacy FaceBank business reported no revenue in Q4 2020. Unless otherwise stated, 2020 financials represent pro-forma fuboTV + FaceBank standalone and the comparisons year-over-year refer to the pro forma 2019 results of the consolidated pre-merger fuboTV and FaceBank business.

Q4 2020

●	Revenues were $105.1 million, up 98% YoY excluding revenue from FaceBank AG:

○	Subscription revenue increased 91% YoY to $91.4 million.
○	Advertising revenue increased 157% YoY to $13.1 million.
●	Paid subscribers at quarter-end totaled 547,880, an increase of 73% YoY.

●	ARPU per month was $69.19, up 17% YoY.

○	Subscription ARPU per month was $60.72, up 13% YoY.
○	Advertising ARPU per month was $8.47, an increase of 52% YoY.
●	Content hours streamed by fuboTV users (paid & trial) increased 66% YoY to 205.9 million.

●	Monthly Active Users (MAUs) watched 127 hours per month on average, up 3% YoY.

●	Adjusted contribution margin was positive 11.7%, up from 0.7% in Q4 2019.[2]

●	Total GAAP operating expenses in the period were $197.4 million, or $148.6 million on a non-GAAP adjusted basis excluding $48.8 million non-cash impact from stock-based compensation, the impairment of legacy FaceBank intangibles, and Depreciation and Amortization[3]. Of these expenses, the main drivers and variances as compared to Q4 2019 pro forma were:

○	Subscriber-related expenses totaled $89.9 million, an increase of $26.8 million YoY, primarily driven by the growth in subscribers.
○	Sales and marketing expenses totaled $29.6 million (or $28.8 million excluding stock-based compensation, an increase of $18.1 million YoY).
○	General and administrative expenses totaled $35.5 million (or $11.5 million excluding stock-based compensation, an increase of $2.0 million YoY).
●	The company reported a net loss attributable to common stockholders of $167.8 million in Q4 2020.

2 Refer to the reconciliation of revenue to adjusted contribution margin in the non-GAAP information in the tables.

3 Refer to the reconciliation of operating expenses to adjusted operating expenses in the tables.

●	Adjusted EBITDA was a loss of $43.5 million in Q4 2020, a $2.8 million lower loss compared to the prior year.[4]

●	We ended the fourth quarter with 92,490,768 common shares outstanding, as well as 46,439,226 Series AA Convertible Preferred issued and issuable on an as-converted basis, for a total common shares outstanding of 138,929,994 on an as-converted basis.

●	We ended Q4 2020 with $136.2 million in cash. In the fourth quarter, we completed a registered public offering and utilized a portion of the proceeds to bring back to current our account payables with content providers and other vendors.

Full Year 2020

●	Revenues for the full year 2020 were $268.8 million on a pro forma basis (including legacy pre-merger Q1 2020 fuboTV revenues). Excluding the first quarter 2020 revenues from the FaceBank AG business sold in July 2020, full year pro forma revenues were $261.5 million, a 78% increase YoY on a pro forma basis excluding 2019 revenue from FaceBank AG:

○	Subscription revenue increased 73% to $230.7 million.
○	Advertising revenue increased 133% to $29 million.
●	On a GAAP as-reported basis, revenues were $217.7 million. This GAAP revenue excludes $51.0 million from fubo pre-merger in Q1 2020.

●	Paid subscribers at year end totaled 547,880, an increase of 73% YoY.

●	Average Revenue Per User (ARPU) per month was $62.84, up 17% YoY.

○	Subscription ARPU per month was $56.03, an increase of 14%,
○	Advertising ARPU per month was $6.81, up 54%.

●	Total content hours streamed by fuboTV users (paid and free trial) in the year increased 82% YoY to 544.9 million hours.

●	Adjusted contribution margin was positive 10.1%[5] in 2020 up from negative 3.1% in 2019. In Q3 2020, our adjusted contribution margin benefitted in part from the unusual timing of content deal negotiations in July. Adjusted for this unusual one-time impact, the full year 2020 adjusted contribution margin would have been approximately 8.7%.

●	The company reported a net loss attributable to common stockholders of $570.5 million in 2020 on an as-reported basis.

●	Adjusted EBITDA was a loss of $169.0 million in 2020 on a pro-forma basis, a $5.4 million lower loss compared to the prior year.[6] Excluding the Q1 2020 $34.9 million adjusted EBITDA loss from fubo pre-merger, Adjusted EBITDA was $134.1 million loss.

 4 Refer to the reconciliation of net loss to adjusted EBITDA in the tables accompanying this letter.

5 Refer to the reconciliation of revenue to adjusted contribution margin in the tables accompanying this letter.

6 Refer to the reconciliation of net loss to adjusted EBITDA in the tables accompanying this letter.

Guidance

Given our strong performance in 2020 we are excited about our outlook for 2021.

Due to the seasonality in our business as a result of fuboTV’s sports-first positioning and the heavier sports calendar in the second half of the year, we evaluate our performance on a year-over-year basis. Historically, Q1 has been softer than Q4, when viewed sequentially, on revenue and contribution margin. Our Q1 2021 revenue guidance takes this seasonality into account with revenue of $101-$103 million. This would represent growth of 98-102% year-over-year and a sequential decline of 2-4% quarter-over-quarter. Similarly, our Q1 2021 subscriber guidance includes 520,000-530,000 subscribers. This would represent growth of 81-84% year-over-year and a sequential decline of 3-5% quarter-over-quarter.

On a full-year basis we are increasing revenue guidance to $460-$470 million, up 76-80% year-over-year. We are also guiding to total year-end subscribers of 760,000-770,000, an increase of 39-41% year-over-year.

In 2021, we plan to accelerate the investment in our team and further build our product development to grow our business and expand into wagering.

Note that this guidance does not include any projected revenues from online sports wagering.

Conclusion

We are very encouraged with our 2020 results and, in particular, with our fourth quarter results. We believe our sports-focused differentiated position will allow us to continue to grow our business across KPIs, including advertising. Our goal is to develop fuboTV into a new kind of media company that combines streaming video and interactive sports wagering.

There is so much more to come from fuboTV.

Sincerely,

David Gandler, co-founder and CEO            Edgar Bronfman Jr., executive chairman

Q4 and Full Year 2020 Earnings Live Video Webcast

fuboTV CEO David Gandler and CFO Simone Nardi will host a live video webcast today at 5:30 p.m. ET to deliver brief remarks followed by Q&A. The live webinar will be available on the Events page of fuboTV’s investor relations website. An archived replay will be available on fuboTV’s website following the webinar. Participants should join the webinar 10 minutes in advance to ensure that they are connected prior to the event.

More Information

We encourage you to read our full set of financial statements and SEC filings, and to sign up for email alerts, on the investor relations section of our website at ir.fubo.tv.

Additional information is available at www.sec.gov under fuboTV Inc.’s filings, as well as https://ir.fubo.tv.

fuboTV intends to use its website as a disclosure channel and investors are encouraged to refer to it, as well as press releases and SEC filings. The company encourages reading the full set of financial statements, including pro forma financial statements for the combined company, and related disclosures, as filed in its Form 10-K for the year ended December 31, 2020 to be filed by the end of March.

About fuboTV

fuboTV (NYSE: FUBO) is the leading sports-first live TV streaming platform offering subscribers access to tens of thousands of live sporting events annually as well as leading news and entertainment content. With fuboTV, subscribers can stream a broad mix of 100+ live TV channels, including 42 of the top 50 Nielsen-ranked networks across sports, news and entertainment - more than any other live TV streaming platform (source: Nielsen Total Viewers, 2020). Continually innovating to give subscribers a premium viewing experience they can’t find with cable TV, fuboTV is regularly first-to-market with new product features and was the first virtual MVPD to stream in 4K. fuboTV was also the first U.S. virtual MVPD to enter Europe with the 2018 launch of fuboTV España. fuboTV launched fubo Sports Network, the live, free-to-consumer TV network featuring live sports and award-winning original programming, in 2019.

Forward-Looking Statements

This letter contains forward-looking statements of fuboTV Inc. (“fuboTV”) that involve substantial risks and uncertainties. All statements contained in this press release are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that fuboTV makes due to a number of important factors, including but not limited to (i) risks related to the ability to realize the anticipated benefits of the Balto and Vigtory acquisitions, (ii) risks related to the company’s access to capital and fundraising prospects to fund its ongoing operations, (iii) risks related to diverting management’s attention from fuboTV’s ongoing business operations to address integration and fundraising efforts, (iv) risks related to our ability to capitalize successfully on market trends and develop and market a sports wagering offering, and (v) other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies, including the impact of COVID-19 on the broader market. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in the company’s periodic filings with the Securities and Exchange Commission and we encourage you to read such risks in detail. The forward-looking statements in this press release represent fuboTV’s views as of the date of this press release. fuboTV anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing fuboTV’s views as of any date subsequent to the date of this letter.

(fuboTV Inc. Financial Statements begin on the following pages)

fuboTV Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019
	Unaudited	Unaudited	Unaudited	Audited
Revenues
Subscriptions	$91,383	-	$184,328	-
Advertisements	13,061	-	24,904	-
Software licenses, net	-	4,186	7,295	4,286
Other	633	(5,749)	1,219	(15)
Total revenues	105,077	(1,563)	217,746	4,271
Operating expenses
Subscriber related expenses	89,925	-	204,240	-
Broadcasting and transmission	10,273	-	29,542	-
Sales and marketing	29,615	-	63,141	-
Technology and development	9,912	-	30,189	-
General and administrative	35,504	4,466	77,635	13,793
Depreciation and amortization	9,922	5,177	43,972	20,765
Impairment of intangible assets and goodwill	12,245	8,598	248,926	8,598
Total operating expenses	197,396	18,241	697,645	43,156
Operating loss	(92,319)	(19,804)	(479,899)	(38,885)

Other income (expense)
Interest expense and financing costs	(528)	(549)	(18,637)	(2,062)
Interest income	-	-	-	-
Loss on extinguishment of debt	(1,188)	-	(24,521)	-
Gain on sale of assets	-	155	7,631	-
Unrealized gain in equity method investment	-	-	2,614	-
Loss on deconsolidation of Nexway	-	-	(11,919)	-
Change in fair value of warrant liabilities	(92,484)	-	(83,338)	-
Change in fair value of subsidiary warrant liability	-	72	-	4,504
Change in fair value of shares settled liability	-	-	(1,665)	-
Change in fair value of derivative liability	-	(203)	(426)	815
Change in fair value of profit share liability	2,119	(198)	1,971	(198)
Changes in fair value of Investment	-	(8,299)	-	(8,299)
Other expense	-	1,801	(863)	726
Total other income (expense)	(92,080)	(7,221)	(129,153)	(4,514)
Loss before income taxes	(184,399)	(27,025)	(609,052)	(43,399)
Income tax (expense) benefit	(10,929)	2,039	9,660	5,272
Net loss	(195,328)	(24,986)	(599,392)	(38,127)
Less: net loss attributable to non-controlling interest	27,503	1,114	29,058	3,768
Net loss attributable to controlling interest	$(167,825)	$(23,872)	$(570,334)	$(34,360)
Less: Deemed dividend on Series D Preferred stock	-	(3)	-	(9)
Less: Deemed dividend - beneficial conversion feature on preferred stock	-	(210)	(171)	(589)
Net loss attributable to common stockholders	$(167,825)	$(24,085)	$(570,505)	$(34,958)
Other comprehensive income (loss)
Foreign currency translation adjustment	-	(770)	-	(770)
Comprehensive loss	$(167,825)	$(24,855)	$(570,505)	$(35,728)

Net loss per share attributable to common stockholders
Basic and diluted	$(2.47)	$(1.07)	$(12.82)	$(1.57)
Weighted average shares outstanding
Basic and diluted	67,907,437	22,509,500	44,492,975	22,286,060

fuboTV Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31,	December 31,
	2020	2019
	Unaudited	Audited
ASSETS
Current assets
Cash	$134,942	$7,624
Accounts receivable, net	17,495	8,904
Prepaid and other current assets	4,277	1,445
Total current assets	156,714	17,973

Property and equipment, net	1,771	335
Restricted cash	1,279	-
Financial assets at fair value	-	1,965
Intangible assets, net	216,449	116,646
Goodwill	478,406	227,763
Right-of-use assets	4,639	3,519
Other non-current assets	91	24
Total assets	$859,349	$368,225

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	31,160	36,373
Accrued expenses	126,393	20,402
Due to related parties	-	665
Notes payable, net of discount	4,593	4,090
Notes payable - related parties	-	368
Convertible notes, net of $710 discount as of December 31, 2019	-	1,358
Shares settled liability	-	1,000
Deferred revenue	17,428	-
Profit share liability	-	1,971
Warrant liabilities	22,686	24
Derivative liability	-	376
Long term borrowings - current portion	24,255	-
Current portion of lease liability	799	815
Total current liabilities	227,314	67,442

Deferred income taxes	5,082	30,879
Lease liability	3,859	2,705
Long term borrowings	-	43,982
Other long-term liabilities	146	41
Total liabilities	236,401	145,049

Series D Convertible Preferred Stock	-	462

Stockholders’ equity:
Series AA Convertible Preferred Stock	406,665	-
Common stock	9	3
Additional paid-in capital	853,824	257,002
Accumulated deficit	(626,456)	(56,123)
Non-controlling interest	(11,094)	22,602
Accumulated other comprehensive loss	-	(770)
Total stockholders’ equity	622,948	222,714
TOTAL LIABILITIES, STOCKHOLDERS’ EQUITY AND TEMPORARY EQUITY	$859,349	$368,225

fuboTV Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	For the Twelve Months Ended
	December 31,
	2020	2019
	Unaudited	Audited
Cash flows from operating activities
Net loss	$(599,392)	$(38,127)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	43,972	20,765
Stock-based compensation	50,738	-
Loss on impairment	248,926	8,598
Issuance of common stock in connection with cancellation of a consulting agreement	-	13
Issuance of common stock for services rendered	-	302
Non-cash expense relating to issuance of warrants and common stock	2,209	-
Loss on deconsolidation of Nexway, net of cash retained by Nexway	8,564	-
Common stock issued in connection with note payable	67	47
Loss on investments	-	8,281
Stock-based compensation in connection with Panda	-	1,118
Loss on extinguishment of debt	24,521	-
Gain on sale of assets	(7,631)	-
Amortization of debt discount	12,271	603
Amortization of debt issuance cost	56	-
Non-cash interest	4	-
Deferred income tax benefit	(9,660)	(5,272)
Change in fair value of derivative liability	426	(815)
Change in fair value of warrant liability	83,337	-
Change in fair value of subsidiary warrant liability	-	(4,504)
Change in fair value of shares settled liability	1,665	-
Change in fair value of profit share liability	(1,971)	-
Change in fair value of Panda interests	-	198
Unrealized gain on investments	(2,614)	-
Amortization of right-of-use assets	167	200
Other income related to note conversion	-	(50)
Accrued interest on note payable	246	658
Foreign currency loss	1,010	(770)
Other, net	(617)	(1,304)
Changes in operating assets and liabilities of business, net of acquisitions:	-	-
Accounts receivable	(8,100)	7,705
Prepaid expenses and other current assets	(6,631)	(227)
Accounts payable	(43,866)	5,476
Accrued expenses	32,396	(964)
Due from related parties	10,889	-
Deferred revenue	8,620	-
Lease liability	(162)	(200)
Net cash (used in) provided by operating activities	(150,560)	1,731

Cash flows from investing activities
Purchases of property and equipment	(166)	(175)
Advance to fuboTV Pre-Merger	(10,000)	-
Acquisition of fuboTV’s Pre-Merger cash and cash equivalents and restricted cash	9,373	-
Acquisition of Balto Sports	(45)	-
Investment in Panda Productions (HK) Limited	-	(1,000)
Acquisition of FaceBank AG and Nexway, net of cash paid	-	2,300
Sale of profits interest in investment in Panda Productions (HK) Limited	-	655
Purchase of intangible assets	-	(250)
Lease security deposit	-	(21)
Net cash (used in) provided by investing activities	(838)	1,509

Cash flows from financing activities
Proceeds from sale of common stock and warrants	280,416	3,589
Proceeds from exercise of stock options	2,154	-
Proceeds from exercise of warrants	1,685	-
Proceeds from issuance of convertible notes	3,003	847
Repayments of convertible notes	(3,913)	(541)
Proceeds from issuance of preferred stock	-	700
Proceeds from issuance of Series D preferred stock	203	-
Proceeds from loans	33,649	-
Repayments of notes payable	(25,400)	-
Repayments of short term borrowings	(10,000)	-
Proceeds from sale of subsidiary’s common stock	(619)	92
Redemption of Series D preferred stock	(883)	(337)
Proceeds from related parties	-	423
Repayments of notes payable related party	(300)	(264)
Repayments to related parties	-	(156)
Net cash provided by financing activities	279,995	4,353

Net increase in cash	128,597	7,593
Cash at beginning of period	7,624	31
Cash and restricted cash at end of period	136,221	7,624

Key Metrics and Non-GAAP Measures

Paid Subscribers

Total subscribers that have completed registration with fuboTV, have activated a payment method (only reflects one paying user per plan), from which fuboTV has collected payment from in the month ending the relevant period.

Monthly Active Users (MAUs)

Monthly Active Users (MAU) refers to the total count of Paid Subscribers that have consumed content for greater than 10 seconds in the 30-days preceding the period-end indicated.

Daily Active Users (DAUs)

Daily Active Users (DAU) refers to the total count of Paid Subscribers that have consumed content for greater than 10 seconds in a given day

Content Hours

Content Hours is defined as the sum of total hours of content watched on the fuboTV platform for a given period.

Monthly Content Hours Watched per MAU

Content Hours per MAU refers to the total hours of content viewed by MAUs in a given month divided by the MAU count in the period.

Daily Content Hours Watched per DAU (“Daily Engagement”)

Content Hours per DAU refers to the total hours of content viewed by DAUs in a given day, divided by the DAU count in the day.

Monthly Average Revenue per User (Monthly ARPU)

ARPU (Average Revenue Per User) is a fuboTV measure defined as total subscriber revenue collected in the period (subscriber and advertising revenues excluding other revenues) divided by the average daily paid subscribers in such period divided by the number of months in the period.

Average Cost Per User (ACPU)

Average Cost Per User (ACPU) reflects variable COGS per user defined as subscriber related expenses less minimum guarantees expensed, payment processing for deferred revenue, IAB fees for deferred revenue and other subscriber related expenses in a given period, divided by the average daily subscribers in the period, divided by the number of months in the period.

Adjusted Contribution Margin

Adjusted Contribution Margin (ACM) is a non-GAAP figure to measure the variable costs against subscriber revenue. ACM is calculated by subtracting ACPU from ARPU.

Reconciliation of Non-GAAP Financial Measures

Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP revenue. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following tables reconcile the most directly comparable GAAP financial measure to the non-GAAP financial measure.

fuboTV Inc.

Reconciliation of Revenue to Non-GAAP Platform Bookings and Reconciliation of Subscriber Related Expenses to Non-GAAP Variable COGS and Adjusted Contribution Margin

(in thousands, except average subscribers and average per user amounts)

Quarter-over-Quarter Comparison

	Three Months Ended
	December 31, 2020	December 31, 2019
	As-Reported	Pro Forma Combined
Revenue	$105,077	$53,142
Subtract:
Software licenses, net	0	0
Other Revenue	(633)	(182)
Prior period subscriber deferred revenue	(15,119)	(8,569)
Add:
Current period subscriber deferred revenue	17,345	9,377
Non-GAAP Platform Bookings	106,669	53,769
Divide:
Average Subscribers	513,894	303,058
Months in Period	3	3
Non-GAAP Monthly Average Revenue per User (Monthly ARPU)	$69.19	$59.14
Multiply:
Months in Year	12	12
Non-GAAP Annual Average Revenue per User (Annualized ARPU)	$830.28	$709.68

Subscriber Related Expenses	$89,925	$63,047
Add:
Payment Processing for Deferred Revenue (current period)	40	(2)
In-App Billing Fees for Deferred Revenue (current period)	274	0
Content Credits	4,843	0
Subtract:
Minimum Guarantees Expensed	282	(9,102)
Payment Processing for Deferred Revenue (prior period)	51	12
In-App Billing Fees for Deferred Revenue (prior period)	3	(3)
Other Subscriber Related Expenses	(1,215)	(538)
Non-GAAP Variable COGS	94,204	53,414
Divide:
Average Subscribers	513,894	303,058
Months in Period	3	3
Non-GAAP Monthly Average Cost per User (Monthly ACPU)	$61.10	$58.75
Multiply:
Months in Year	12	12
Non-GAAP Annual Average Cost per User (Annualized ACPU)	$733.20	$705.00

Non-GAAP Platform Bookings	106,669	53,769
Subtract:
Non-GAAP Variable COGS	(94,204)	(53,414)
Divide:
Non-GAAP Platform Bookings	106,669	53,769
Non-GAAP Adjusted Contribution Margin	11.7%	0.7%

fuboTV Inc.

Reconciliation of Revenue to Non-GAAP Platform Bookings and Reconciliation of Subscriber Related Expenses to Non-GAAP Variable COGS

(in thousands, except average subscribers and average per user amounts)

Full Year Comparison

	Twelve Months Ended
	December 31, 2020	December 31, 2019
	Pro Forma Combined	Pro Forma Combined
Revenue	$268,793	$146,530
Subtract:
Software licenses, net	(7,295)	0
Other Revenue	(1,757)	(777)
Prior period subscriber deferred revenue	(9,377)	(4,228)
Add:
Current period subscriber deferred revenue	17,345	9,377
Non-GAAP Platform Bookings	267,708	150,902
Divide:
Average Subscribers	355,010	234,064
Months in Period	12	12
Non-GAAP Monthly Average Revenue per User (Monthly ARPU)	$62.84	$53.73
Multiply:
Months in Year	12	12
Non-GAAP Annual Average Revenue per User (Annualized ARPU)	$754.08	$644.76

Subscriber Related Expenses	$262,240	$201,448
Add:
Payment Processing for Deferred Revenue (current period)	40	206
In-App Billing Fees for Deferred Revenue (current period)	274	53
Content Credits	6,458	0
Subtract:
Minimum Guarantees Expensed	(24,669)	(43,931)
Payment Processing for Deferred Revenue (prior period)	162	0
In-App Billing Fees for Deferred Revenue (prior period)	46	(98)
Other Subscriber Related Expenses	(3,929)	(2,151)
Non-GAAP Variable COGS	240,621	155,527
Divide:
Average Subscribers	355,010	234,064
Months in Period	12	12
Non-GAAP Monthly Average Cost per User (Monthly ACPU)	$56.48	$55.37
Multiply:
Months in Year	12	12
Non-GAAP Annual Average Cost per User (Annualized ACPU)	$677.76	$664.44

Non-GAAP Platform Bookings	267,708	150,902
Subtract:
Non-GAAP Variable COGS	(240,621)	(155,527)
Divide:
Non-GAAP Platform Bookings	267,708	150,902
Non-GAAP Adjusted Contribution Margin	10.1%	-3.1%

fuboTV Inc.

Reconciliation of Operating Expenses to Non-GAAP Adjusted Operating Expenses and Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(in thousands)

Quarter-over-Quarter Comparison

	Three Months Ended
	December 31, 2020	December 31, 2019
	As-Reported	Pro Forma Combined
Reconciliation of GAAP Operating Expenses to Non-GAAP Adjusted Operating Expenses
Operating Expenses	$197,396	$106,444
Depreciation	(132)	(254)
Amortization of intangible assets	(9,791)	(5,215)
Impairment of Intangible Assets	(12,245)	0
Stock-based Compensation	(26,658)	(1,501)
Adjusted Operating Expenses	148,570	99,474

Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(195,328)	$(55,215)
Depreciation	132	254
Amortization of intangible assets	9,791	5,215
Impairment of Intangible Assets	12,245	0
Stock-based Compensation	26,658	1,501
Other income (expense)	92,080	3,953
Income tax benefit (expense)	10,929	(2,040)
Adjusted EBITDA	(43,493)	(46,332)

fuboTV Inc.

Reconciliation of Operating Expenses to Non-GAAP Adjusted Operating Expenses and Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA

(in thousands, except share and per share amounts)

Full Year Comparison

	Twelve Months Ended
	December 31, 2020	December 31, 2019
	Pro Forma Combined	Pro Forma Combined
Reconciliation of Operating Expenses to Non-GAAP Adjusted Operating Expenses
Operating Expenses	$784,157	$345,045
Depreciation	(527)	(636)
Amortization of intangible assets	(43,580)	(20,682)
Impairment of Intangible Assets	(248,926)	0
Stock-based Compensation	(53,285)	(2,750)
Adjusted Operating Expenses	437,839	320,977

Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(635,349)	$(194,409)
Depreciation	527	636
Amortization of intangible assets	43,580	20,682
Impairment of Intangible Assets	248,926	0
Stock-based Compensation	53,285	2,750
Other income (expense)	129,644	1,180
Income tax benefit (expense)	(9,659)	(5,287)
Adjusted EBITDA	(169,046)	(174,448)

# # #

Contacts

Investor Contact:

The Blueshirt Group for fuboTV

ir@fubo.tv

Media Contacts:

Jennifer L. Press, fuboTV

jpress@fubo.tv

Katie Minogue, fuboTV

kminogue@fubo.tv